Exhibit 32.1

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

In connection with this Amendment No. 1 to Quarterly Report of China 3C Group and its subsidiaries (the “Company”) on Form 10-Q/A for the period ended March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Zhenggang Wang, Chief Executive Officer of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13a-14(b) or 15d-14(b) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 24, 2009

/s/ Zhenggang Wang
Zhenggang Wang
Chief Executive Officer and Chairman
(Principal Executive Officer)